UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Between May 18, 2020 and May 21, 2020, the Company entered into Executive Change in Control and Severance Agreements (“CiC Agreements”) with each of Casey C. Lynch, Michael Detke, M.D., Stephen S. Dominy, M.D., Leslie Holsinger, Ph.D., Christopher Lowe and Caryn McDowell (each an “Executive Officer” and collectively, the “Executive Officers”), which provide for certain payments and benefits in connection with certain terminations of an Executive Officer’s employment with the Company, including terminations that occur in connection with a change in control (as defined in the CiC Agreements), subject to the Executive Officer’s execution and non-revocation of a general release of claims in a form prescribed by the Company.

Under the CiC Agreements, if within the period beginning 3 months prior to, and ending 18 months following, a change in control of the Company (the “CiC Period”), the Company terminates an Executive Officer’s employment without “cause” or an Executive Officer resigns for “good reason” (each as defined in the CiC Agreements), the Executive Officer will be eligible to receive the following:

•	18 months of base salary in the case of Ms. Lynch and 12 months of base salary in the case of the other Executive Officers;

•

an amount equal to 150% of the Executive Officer’s target annual bonus opportunity for the year in which the termination occurs in the case of Ms. Lynch and 100% in the case of the other Executive Officers;

•	a cash payment equal to 18 months of COBRA premiums in the case of Ms. Lynch and 12 months of COBRA premiums in the case of the other Executive Officers; and

•

full vesting acceleration of any then-outstanding unvested equity awards that are subject to time-based vesting and vesting at 100% of target levels of any then-outstanding unvested equity awards that are subject to performance-based vesting.

In addition, the CiC Agreements provide that if the Company terminates an Executive Officer’s employment without cause outside of the CiC Period, the Executive Officer will be eligible to receive the following:

•

(i) 12 months of base salary in the case of Ms. Lynch and (ii) for the other Executive Officers, base salary for a severance period equal to a specified number of months based on the Executive Officer’s length of employment, as follows: (a) 3 months if the Executive Officer was employed by the Company for less than 12 months, (b) 6 months if the Executive Officer was employed by the Company for less than 24 months but more than 12 months, and (c) 9 months if the Executive Officer was employed by the Company for more than 24 months; and

•	a cash payment equal to COBRA premiums for the applicable severance period delineated above.

In addition, if any of the payments or benefits provided to an Executive Officer constitutes a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments or benefits may be reduced so that no portion of the payment is subject to the excise tax imposed under Section 4999 of the Code.

The foregoing description of the CIC Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Executive Change in Control and Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Executive Change in Control and Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

	By:	/s/ Christopher Lowe
Date: May 21, 2020	Title:	Chief Financial Officer

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